AGREEMENT OF TRANSFER AND ASSIGNMENT

This Agreement of Absolute Transfer and Assignment (the “Agreement”) is effective December 21, 2018.

BETWEEN:	2478659 Ontario Ltd., (the “Transferor”), a company organized and existing under the laws of the Province of Ontario, with its head office located at:

119 Westcreek Dr.
Suite 3
Vaughan, Ontario
L4L 9N6

AND:	Novo Integrated Sciences Inc. (the “Transferee”), a company organized and existing under the laws of the State of Nevada, with its head office located at:

11120 NE 2nd Street, Suite 200
Bellevue, Washington 98004 USA

WHEREAS by an agreement of assignment and transfer dated as of January 8, 2019 (the “Assignment Agreement”) the Transferor agreed to sell and assign all of its rights held with respects to the Joint Venture Agreement with Reference number ML-ON/GR-002 (“JV”) to the Transferee;

WHEREAS pursuant to the Assignment Agreement, the Transferor agreed to sell, assign and transfer to the Transferee all rights, contracts, contacts and any and all other assets related in any way to the JV;

WHEREAS the Transferee agrees to perform all the duties and responsibilities identified within the JV;

NOW, THEREFORE, IN CONSIDERATION OF THE FOREGOING AND OF THE MUTUAL COVENANTS AND AGREEMENTS HEREIN CONTAINED, THE PARTIES HEREBY AGREE AS FOLLOWS:

For good and valuable consideration, the receipt of which is hereby acknowledged by the Transferor, the Transferor does hereby absolutely transfer, assign and make over unto the Transferee, hereto present and accepting the same, all of the Transferor’s right, title and interest in the JV. The Transferor further assigns and transfers unto the Transferee all deeds, documents, writings, papers, books of account and other books relating to or being records of the JV (the whole referred to in this agreement as the “Documents”).

The present absolute transfer and assignment is made subject to the following terms, clauses and conditions, all of which are essential to this agreement:

1.	ADDITIONAL ASSIGNMENT

The present assignment is given in addition to and not in substitution for any similar assignment heretofore given to and still held by the Transferee and in particular any and all assignments made or contemplated by any precedent Agreement if such Agreement is present or was contemplated both verbal or written.

2.	RIGHTS OF ASSIGNMENT

The Transferee shall, as the absolute assignee of the rights, be absolutely responsible for all and any liabilities associated to the JV and in so far as is clearly identified by the Documents. The Transferor fully indemnifies the Transferee for any claims and or liabilities not identified for a period of ten years. The Transferee is solely entitled to the financial benefit derived from the direct or indirect assignment of the JV.

3.	LIST OF DOCUMENTS

For the purposes of this agreement, the Transferor undertakes and agrees to furnish and deliver to the Transferee, together with the present absolute assignment, a list of all documents, correspondence, contact lists and studies of any kind related to the JV or the JV development from concept to present.

4.	REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR

The Transferor represents, warrants, covenants and declares that:

a. It has good and marketable title to the JV (herein attached as schedule A); and

b. No other commitments or contemplated assignments have been made to any other party.

5.	FURTHER DOCUMENTS

The Transferor covenants and agrees that it will from time to time and as requested by the Transferee, make and execute such further documents as may, in the opinion of the Transferee, be necessary or desirable with respect to the JV or as may be required to give effect to this agreement or the exercise of the powers conferred upon the Transferee by this agreement. Should the Transferor neglect or refuse to execute such further documents, the Transferee or any officer of the Transferee (being hereby appointed the attorney of the Transferor) may, as its true and lawful attorney make and execute all such documents, with the right to use the name of the Transferor whenever and wherever the Transferee may deem such use to be necessary or expedient with respect to the realization of the JV.

6.	CONSIDERATION

As a result of this Agreement of Transfer and Assignment the Transferor will receive TWELVE (12) MILLION COMMON RESTRICTED SHARES in the Transferee. The shares will be subject to a lock-up arrangement in addition to the usual Rule 144 limitations on sale. The issuance of shares will be full and final payment for the transfer of rights contemplated within this assignment. The shares will be issued upon the expiration of a twenty-day due diligence period or waiving of such period by the Transferee any time prior to the expiration date of January 28, 2019.

7.	BINDING EFFECT

This agreement, and the rights and obligations of the parties under this agreement, shall ensure to and be binding upon the parties and their respective heirs, assignees and representatives.

8.	DUE DILIGENCE

The Transferee shall be granted a twenty-day due diligence period in which the Transferor will allow direct contact to the JV parties as well as any documents related to the JV. The Transferee may terminate the Assignment at its sole and unfettered discretion by providing notice of termination in writing to the Transferor. The Transferee may waive the due diligence period prior to the expiration date, which date is twenty days from the date of execution of this Agreement.

IN WITNESS WHEREOF, each party to this agreement has caused it to be executed at Vaughan, Ontario on the date indicated above.

TRANSFEROR	TRANSFEREE

/s/ Robert Marchioni	/s/ Robert Mattacchione
Authorized Signature	Authorized Signature

Robert Marchioni, President	Robert Mattacchione, CEO
Print Name and Title	Print Name and Title

SCHEDULE A

JOINT VENTURE AGREEMENT

Reference Number: ML-ON/GR-002

Between

2478659 ONTARIO LTD.

(“247”)

And

KAINAI COOPERATIVE

(“KA”)

FOR THE DEVELOPMENT,

MANAGEMENT AND

OPERATION OF A GREENHOUSE, HEMP FARMING AND
RESERVE

INFRASTRUCTURE PROJECTS

This Joint Venture agreement is entered into between 2478659 Ontario Ltd., an Ontario company with offices located at 119 Westcreek Drive, Suite 3, Vaughan, Ontario, Canada (herein referred to as “247”) and Kainai Cooperative, a cooperative organized under the laws of Alberta, Canada with offices in Cardston, Alberta, Canada (herein referred to as “KA”) for the purpose of developing, managing and arranging for financing of greenhouse and farming projects involving Hemp and Cannabis cash crops on Kainai related lands, in addition to the primary agricultural objective the Joint Venture will develop additional infrastructure projects creating jobs a food supply to local communities.

Whereas, 247 is willing to provide development, management, construction and financing of greenhouses and open field farming for health-related cash crops and future indoor fish, shrimp and poultry production facilities and

Whereas, 247 through its wholly-owned subsidiaries, is a provider of healthcare services, products and healthtech and

Whereas 247 has strategic relationships in the development and management of greenhouses and other agricultural and energy projects, and

Whereas, 247 will contribute subject matter expertise, management, financial resources, strategic partnerships and international procurement expertise in conjunction with local companies to train local populations in the management and operation of greenhouse, outdoor and indoor cash crop farming, and

Whereas, 247 is committed to sustainable sciences development and the integration of green technologies into project engineering, design and construction, and

Whereas, 247 is committed to undertake optional progressive resource projects in:

●	Dry Land Farming up to 150,000 acres
●	Irrigation development up to 25,000 acres
●	Processing plant
●	Warehousing
●	Agricultural development 100,000 plus acres
●	Solar Energy development
●	Wind Energy development

Whereas, KA has a minimum of ten (10) acres of suitable land for initial development and the means to obtain the necessary approvals and authorization to build and operate initial development objectives along with the necessary water, waste and power supply required for initial development, and

Whereas, KA is willing to grant the rights to 247 for the construction of the necessary infrastructure improvements required to house 247 operational management on location, and

Whereas, KA wishes to develop greenhouse facilities and requires financing, design, engineering, construction and operational expertise, and

Whereas, KA will be working with present Land Occupant Members of the Cooperative to ensure the development of available land for the purposes of the primary projects in this Agreement,

Therefore, the Joint Venture Partners (247 and KA) agree to sign this agreement for the construction, operation and management of greenhouse and outdoor farming operations focusing on hemp and cannabis production (hereinafter referred to as the “Primary Contract”) under the following terms set out in this Joint Venture Agreement for the noted project (herein, referred to as the “Primary Project”).

This Agreement is in affect as of January 7th, 2019 and continues until terminated in accordance with the terms of this agreement or for the duration of this agreement as identified herein.

ARTICLE 1-ENTERPRISE NAME

1.1	The ON-KA Corporation will be registered and incorporated in Canada under the name of ON-KA Corporation (herein referred to as the “Company”) and the Company shall have all the liabilities of the project in relation to finance and operation with KA having no liability or financial responsibility in relation to the project.

ARTICLE 2- RELATIONSHIP OF PARTIES

2.1	The parties will work in a joint venture relationship with 247 providing the finance, development and operation of the project including sales and KA providing the land and approvals for the development of the Primary Project and other agriculture and progressive resource projects.

ARTICLE 3- OFFICE LOCATION

3.1	The Company shall have an office in the 247 head office location as well as an office on the Primary Project location and if necessary, offices in international jurisdictions for the purpose of sales and promotion.

ARTICLE 4- START UP CAPITAL AND CONTRIBUTIONS

4.1	Each of the partners shall contribute to the start-up as follows:

4.1.1	247

●	Provide land survey, engineering study and architectural plans
●	Complete and finalize a Business Plan, farm engineering and layout plans, a detailed procurement project binder and an implementation and roll-out plan
●	Make arrangements for construction of the greenhouses
●	Direct project finance model and selection of EPC and Management service providers
●	Retain greenhouse operational team
●	Arrange for product purchase contracts

4.1.2	KA

●	Will provide the land survey and approvals for greenhouse
●	Arrange for all required titled land for greenhouses and outdoor agriculture platforms
●	Arrange for all building permits, environmental approvals and KA internal approvals including confirmation of tax-free Company status for the duration of the agreement

ARTICLE 5- KA AND 247 COMMITMENTS, GREENHOUSE CONSTRUCTION SCHEDULE

5.1	Upon execution of the agreement, KA will provide necessary documentation (allocated land) required for the completion of the construction and management package.

5.2	Sample funding schedule:

●	Day 01- KA provides land details and construction permits
●	Day 20- 247 establishes JV company – the Company
●	Day SV + 31 - KA and 247 execute this or similar contract confirming the project and use of land for Primary Project in order to “trigger” the financing for 247 funding officers
●	Day SV + 32 – 247 starts development process
●	Day SV + 122 – 247 starts construction process
●	Day SV + 140 – local community workforce training commences

5.3	Harvesting schedule occurs as dictated by determined cash crop selection. Accompanying cash flow projections will be completed upon binding buyer contract receipt.

ARTICLE 6- PRINCIPLE AND LINE OF CREDIT RETURNS

6.1	Priority is given to all debt service requirements with principle pay-back schedule adherence based on cash flow actual conditions. Distribution to partners as per agreement on a “last to issue” basis.

ARTICLE 7- TERM OF AGREEMENT

7.1	The initial term of this Agreement shall, unless sooner terminated, expire in Fifty (50) years from the date of execution of the Agreement. 247 and KA may renew the agreement within Five (5) years of the expiry of the initial term upon mutual agreement.

7.2	247 shall be responsible for the total management of the projects.

7.3	Both parties may enter into buyout negotiations on terms agreeable to both parties.

ARTICLE 8- OBLIGATIONS OF 247

8.1	To maintain all financial records of the Company and provide quarterly and annual reporting to all Company stakeholders. All records are kept under GAAP compliance standards.

8.2	Assign and direct operational staff from onset to agreement termination.

8.3	To remunerate KA on the basis of a twenty percent of net Company income basis on an annual basis commencing 12 months after the first full 12-month revenue period.

8.4	All books and records can be reviewed by KA upon seventy hours written notice. Any review or inspection must be done in the head office of 247.

ARTICLE 9- OBLIGATIONS OF KA

9.1	To assist the Company in any way deemed necessary by the Company in the marketing and sales of all cash crop associated to the Projects both domestically and internationally.

9.2	To maintain positive relations with agencies (government and environmental) ensuring continuing land use and development.

9.3	To promote and maintain positive public relations activities ensuring positive Company public opinion.

9.4	To provide “historical family traditional land occupant holdings” held in an escrow structure with the Cooperative Law Firm protecting 247 investments.

9.5	To provide a minimum of ten (10) acres for the first phase of the Primary Project.

ARTICLE 10- MANAGEMENT PERSONNEL

10.1	All staffing, including but not limited to, management, specialized or general labor requirements will be the sole responsibility of 247.

ARTICLE 11- DIVIDEND DISTRIBUTIONS

11.1	The JV will distribute to 247 and KA all net proceeds after debt and principle servicing and repayment allocation, as well as operating capital allotment on a ratio equal to 80% 247 and 20% KA.

11.2	The distribution will be based on 247 audited review and will be made within three months of annual considerations.

ARTICLE 12- CURRENCY

12.1	Except where otherwise expressly provided, all amounts of monies referenced are in Canadian dollars.

ARTICLE 13- BANKING AND ACCOUNTING

13.1	The Company will have a segregated bank account for general operating expenses and a segregated investment account for passive short-term secured investments.

ARTICLE 14- FINANCIAL STATEMENTS

14.1	The Company will prepare quarterly statements for partner review, released on the 15th day of each subsequent quarter.

14.2	The Company’s audited annual filing will be prepared in accordance to 247 requirements for the purposes of consolidation on a GAAP basis.

ARTICLE 15- TAXES

15.1	The Company will ensure timely remittance of all tax liabilities and ensure specific adherence to any specific Cooperative tax considerations. KA will ensure maximum tax reduction and where possible elimination of any tax consideration.

ARTICLE 16- PRESERVATION OF RECORDS

16.1	All company records will be kept for a minimum of five years unless otherwise required by federal or provincial law.

ARTICLE 17- ASSIGNMENT BY 247

17.1	During the term of this agreement 247 shall have the right to assign, transfer or sell all or part of its interest in the agreement upon the terms and conditions herein, subject only to prior written notice to KA.

ARTICLE 18- ASSIGNMENT BY KA

18.1	During the term of this agreement KA shall have the right, upon written approval of 247, to assign, transfer or sell all or part of their interest in this agreement.

ARTICLE 19- BEST EFFORTS

19.1	247 and KA covenant and agree to make their best efforts to fully develop the Primary Projects as well as all Projects associated to this agreement as per this agreement at all times faithfully, honestly and diligently perform or cause to be performed their obligations hereunder and to continuously exert best efforts to promote and enhance the business and in that regards they hereby covenant and agree, so long as this Agreement shall remain in effect, to operate the business, as to preserve, maintain and enhance the reputation of 247 and KA through the Company.

ARTICLE 20- INDEMNIFICATION

20.1	The parties agree to mutually defend, indemnify and save one another harmless from and against any claims, demands, actions, losses, damages, costs, charges, liabilities and any expenses, including legal fees of whatever kind arising out of or in connection with each parties’ activities conducted pursuant to this Agreement.

ARTICLE 21- CONFORMITY WITH LAWS

21.1	In this Agreement, the singular includes the plural and the masculine includes the feminine and neuter and vice versa unless the context otherwise requires.

21.2	If any provision or part of any provision in this Agreement is void for any reason or found to be unenforceable, it may be severed without affecting the validity and enforceability of the balance of the Agreement.

21.3	This Agreement binds and benefits the parties and their respective heirs, executors, administrators, personal representatives, successors and assigns.

21.4	This Agreement contains the sole and entire agreement between the parties and supersedes any and all other agreements, both verbal and written, between them.

21.5	The parties agree that neither of them has made any representations with respect to the subject matter of this Agreement, or any representations inducing the execution and delivery hereof, except such representations as are specifically set forth herein.

ARTICLE 22- CONFIDENTIALITY

22.1	The parties shall keep confidential all business terms and conditions of this Agreement and neither shall release such information to any other party without the express written consent of the other, in the case of 247, it is understood that 247 will be filing this Agreement with the Security Exchange Commission of the United States of America in a matter compliant to publicly listed company rules.

ARTICLE 23- ENTIRE AGREEMENT

23.1	No waiver or modification of this Agreement or of any covenant, condition or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith.

23.2	Furthermore, no evidence of any waiver or modification shall be offered or received in evidence in any proceeding, arbitration, or litigation between the parties arising out of or affecting this agreement, or the rights or obligations of any party hereunder, unless such waiver or modification is in writing, duly executed as aforesaid.

23.3	the provisions of this paragraph may not be waived as set forth herein.

ARTICLE 24- AFFIRMATION AND EXECUTION

Kainai Cooperative		2478659 Ontario Ltd.

Signature	/s/ Chris Shade	Signature	/s/ Robert Marchioni
Name	Chris Shade	Name	Robert Marchioni
Title	Chairman	Title	President

Signed and Delivered on January 7, 2018, in the presence of:

Witness		Witness
Signature	/s/ Eugene Fox	Signature	/s/ Gabriel Petricca
Name	Eugene Fox	Name	Gabriel Petricca